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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-50560) and related prospectus of Gaiam, Inc. for the registration of 481,424 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 2000, with respect to the consolidated financial statements and schedule of Gaiam, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

December 5, 2000